SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2010

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders (the “Meeting”) of Washington Real Estate Investment Trust (“WRIT”) was held on May 18, 2010 to (i) elect three members of the Board of Trustees to serve for a term of three years; and (ii) ratify the appointment of Ernst & Young LLP as WRIT’s independent registered public accounting firm for 2010. As of March 15, 2010, the record date for shareholders entitled to vote at the Meeting, there were 59,862,179 common shares, par value $0.01 per share (the “Shares”), outstanding and entitled to vote at the Meeting. At the Meeting, 54,049,794, or approximately 90% of the Shares, were represented in person or by proxy, constituting a quorum. The results of the matters voted on at the Meeting are set forth below.

Proposal 1 – Election of three trustees to serve on the Board of Trustees for a three-year term.

Nominee	For	Withheld

William G. Byrnes	41,520,675	937,029
John P. McDaniel	41,405,678	1,052,026
George F. McKenzie	41,843,681	614,023

There were 11,592,089 broker non-votes in connection with the election of trustees.

Proposal 2 – Ratification of the appointment of Ernst & Young LLP as WRIT’s independent registered public accounting firm for 2010.

For	Against	Abstain

53,589,967	283,647	176,179

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST (Registrant)

By:	/s/ Laura M. Franklin
(Signature)

Laura M. Franklin
Executive Vice President Accounting,
Administration and Corporate Secretary

May 20, 2010

      (Date)